Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-51617 and 333-02025 of Petroleum Helicopters, Inc. on Form S-8 of our report dated February 25, 2000, appearing in this Transition Report on Form 10-K of Petroleum Helicopters, Inc. for the eight month transition period ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
New Orleans, Louisiana
March 28, 2000